UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 20, 2006

VIASYS HEALTHCARE INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16121	04-3505871
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

227 Washington Street, Suite 200		19428
Conshohocken, Pennsylvania		(Zip Code)
(Address of Principal Executive Offices)

(610) 862-0800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                           Entry into a Material Definitive Agreement.

On September 26, 2006 (the “Effective Date”) VIASYS Healthcare Inc. (the “Company”) and Edward Pulwer entered into an Amended and Restated Employment Agreement (the “Restated Agreement”), which amends and restates Mr. Pulwer’s existing employment agreement with the Company dated May 26, 2006.  Except as otherwise described herein, the Restated Agreement is effective as of the Effective Date.

The Restated Agreement sets forth the basic terms of employment for Mr. Pulwer, including his base salary, bonus and the benefits to which he is entitled during his employment and in the event that his employment is terminated for various reasons.  Pursuant to the Restated Agreement, Mr. Pulwer is entitled to receive an annual base salary of $330,000, effective as of March 1, 2006.

The Restated Agreement provides for a two-year term and each term automatically renews for a successive two-year term unless written notice is given by either party at least 90 days prior to the expiration of the applicable term.

Under the Restated Agreement, Mr. Pulwer is eligible for an annual cash incentive bonus and other benefits and shall participate in (i) the Company’s annual cash incentive program with a target bonus of 50% of his base salary, or such other higher amount as may be determined by the Board of Directors of the Company (the “Board”), and (ii) any other incentive programs established by the Company for its senior level executives.  The Board has similar discretion with respect to any prorated annual bonus granted in the event of Mr. Pulwer’s termination due to death, disability, termination by Mr. Pulwer for good reason or non-renewal of employment by the Company.

Benefits Provided Upon Termination of Employment

The Restated Agreement also provides for certain benefits in the event of Mr. Pulwer’s termination of employment.  In the event that his employment is terminated due to death or permanent disability, each equity grant held by Mr. Pulwer shall immediately vest and, to the extent subject to an exercise period, shall remain exercisable for one year (but not beyond the expiration of the otherwise applicable exercise period), and Mr. Pulwer or his estate, as the case may be, would be entitled to receive his prorated annual cash incentive bonus and a lump sum payment of his base salary through the date of his death or the long-term disability program elimination period, as the case may be.

In the event that Mr. Pulwer’s employment is terminated due to disability, he would also be entitled to receive disability benefits in accordance with any long-term disability program then in effect for the Company’s senior executives and, at the Company’s expense, continuing medical and dental coverage for up to 18 months.

In the event that Mr. Pulwer terminates his employment for good reason, as defined in the Restated Agreement, or employment is terminated by the Company without cause, each equity grant held by Mr. Pulwer shall immediately vest and, to the extent subject to an exercise period, shall remain exercisable for a period of one year after the 31st day following receipt of a notice of termination for good reason or without cause by the Company or Mr. Pulwer (but not beyond the expiration of the otherwise applicable exercise period). In addition, Mr. Pulwer would be entitled to: his prorated annual cash incentive bonus; a lump sum payment of his base salary through the 31st day following receipt of a notice of termination for good reason or without cause by the Company or Mr. Pulwer; and a lump sum payment in an amount equal to 150% of the sum of

(i) his annual base salary then in effect and (ii) his most recent short and long term cash incentive bonus. Mr. Pulwer would also be entitled, at the Company’s expense, to outplacement services of up to $20,000 (or cash in lieu thereof), and continuing medical and dental coverage for up to 18 months at the Company’s expense.

In the event that Mr. Pulwer terminates employment for any reason other than death, disability, good reason, the expiration of the current employment term, written notice of non-renewal of employment, or in connection with a change in control or the Company terminates his employment for cause, each equity grant held by him that has vested prior to or on either the 31st day following receipt by the Company of a notice of termination from Mr. Pulwer without good reason or the 31st day following receipt by Mr. Pulwer of a notice of termination from the Company for cause, to the extent subject to an exercise period, shall remain exercisable for a period of 90 days (but not beyond the expiration of the otherwise applicable exercise period). Any equity grant that has not vested as of the 31st day following receipt by the Company of a notice of termination from Mr. Pulwer without good reason or the 31st day following receipt by Mr. Pulwer of a notice of termination from the Company for cause shall immediately cease to vest and shall be cancelled. In addition, Mr. Pulwer would be entitled to receive a lump sum payment of his base salary through the 31st day following receipt by the Company of a notice of termination from Mr. Pulwer without good reason or the 31st day following receipt by Mr. Pulwer of a notice of termination from the Company for cause, but would not be entitled to any additional benefits, severance or other compensation.

In the event that employment is terminated due to non-renewal of employment by the Company, Mr. Pulwer would be entitled to receive a lump sum payment of 50% of his base salary; a lump sum payment of his base salary through the last day of the remaining employment term; his prorated annual cash incentive bonus; and continuing medical and dental coverage for up to 12 months at the Company’s expense.

Benefits Provided Upon a Change in Control

If a change in control, as defined in the Restated Agreement, occurs and Mr. Pulwer terminates his employment for good reason or his employment is terminated by the Company without cause within the 18 month period following a change in control, Mr. Pulwer shall be entitled to a lump sum payment of the following: his base salary through the 31st day following receipt of a notice of termination for good reason or without cause by the Company or Mr. Pulwer; his annual bonus paid for the most recently completed fiscal year prorated through the 31st day following receipt of a notice of termination for good reason or without cause by the Company or Mr. Pulwer; the amount of any compensation previously deferred, with accrued interest or earnings, and accrued vacation pay; 150% of the sum of his highest annual base salary and bonus in any rolling 12-month period during the five-year period prior to the change in control; and any other amounts or benefits required to be paid under any plan, program, policy or agreement of the Company. In addition, at the Company’s expense, Mr. Pulwer will be entitled to receive outplacement services of up to $20,000 (or cash in lieu thereof), continuing medical and dental coverage for a period of up to 18 months and, for purposes of determining eligibility of Mr. Pulwer for retiree benefits, shall each be considered as employees for a period of three years following the 31st day following receipt of a notice of termination for good reason or without cause by the Company or Mr. Pulwer.

In the event of a change in control, each equity grant held by Mr. Pulwer that has not already vested shall immediately vest and, to the extent subject to an exercise period, shall remain exercisable until the later of the date that is specified in the Restated Agreement based on the reason for such termination or the date specified in the relevant equity compensation plan or equity grant instrument; provided, however, that the accelerated vesting shall not be contingent upon the termination of such executive’s employment with the Company.

Other Termination Provisions

Mr. Pulwer or his estate, as the case may be, shall also be entitled to the balance of any incentive awards, expense reimbursements, and other benefits, if any, in accordance with the plans, programs, contracts or agreements he has with the Company. To the fullest extent permitted by applicable law, the Company’s obligation to pay or provide benefits to Mr. Pulwer under his Restated Agreement shall be conditioned upon his execution of a general release in favor of the Company.  During employment and for a period of one year following termination of employment for any reason, Mr. Pulwer has agreed not to compete with the Company or solicit its employees or customers, to the extent that such activity does not occur in California.

The foregoing summary of the Restated Agreement does not purport to be a complete description of the Restated Agreement and is qualified in its entirety by reference to the Restated Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01                           Other Events.

Amendment of the Company’s Board of Directors’ Equity Ownership Guidelines

To further align the interests of the Company’s directors with its stockholders, effective as of September 20, 2006, the Company amended its Board of Directors’ Equity Ownership Guidelines (i) to increase the required ownership threshold from $100,000 to $200,000 in aggregate market value and (ii) to include the value of deferred stock units representing the right to receive shares of common stock of the Company in the determination of the aggregate market value of equity a director owns.

Under the amended Board of Directors’ Equity Ownership Guidelines, each director of the Company shall, by the date of the first regularly scheduled Board meeting in 2008, or within two years of the director’s election to the Board, whichever is later (such later date being the “Board Measurement Date”), own and hold shares of common stock of the Company with an aggregate market value of at least $200,000.  The requirements of the previous sentence shall be satisfied if the director owns shares of common stock of the Company, either acquired on the open market or received upon the exercise of stock options of the Company, or deferred stock units representing the right to receive shares of common stock of the Company, with an aggregate market value (which, on any given day, shall be determined based on the closing price of the Company’s common stock on the New York Stock Exchange) that is equal to or exceeds $200,000 on any day prior to the Board Measurement Date.

Adoption of the Company’s Corporate Officers’ Equity Ownership Guidelines

To further align the interests of the Company’s corporate officers with its stockholders, effective as of September 20, 2006, the Company adopted Equity Ownership Guidelines for its Corporate Officers.

Under the amended Corporate Officers’ Equity Ownership Guidelines, each corporate officer shall, by the latest to occur of (i) September 20, 2008, (ii) with respect to any corporate officer who becomes a corporate officer after September 20, 2008, the date on which the corporate officer has received bonuses for two or more years at or greater than the corporate officer’s annual target bonus amount under the Company’s Management Incentive Plan or any successor bonus plan, or (iii) with respect to any corporate officer that has a change in job title or responsibility (solely for the incremental increase in such officer’s ownership requirement as a result of such change), two years from the beginning of the calendar year following the year that such change occurs, own and hold shares of common stock of the Company with an aggregate market value at least equal to the corporate officer’s annual target bonus amount for such year (such number of shares is referred to as the “Target Share Amount”).  The Target Share Amount shall be determined by dividing the corporate officer’s annual target bonus amount for such year by the average of the end-of-month closing prices for the Company’s common stock for the prior 12-month period, and then rounding such amount to the nearest 100 shares.  Shares of common stock of the Company that are (a) acquired on the open market or under the VIASYS Healthcare Inc. Employee Stock Purchase Plan, (b) received from the Company as restricted shares (but only to the extent the restrictions on such shares have lapsed), or (c) received upon the exercise of stock options of the Company shall be counted towards the Target Share Amount.  The Compensation Committee may grant an individual exemption from these guidelines for a period if there are circumstances that place severe hardship on a participant.  In the absence of a change in job title or responsibility, the foregoing ownership requirement shall be deemed to be satisfied on such date that they are first met, regardless of fluctuations in the Company’s stock price after such date.

Item 9.01                             Financial Statements and Exhibits.

(c)        Exhibits.

10.1	Amended and Restated Employment Agreement, dated as of September 26, 2006, by and among Edward Pulwer and VIASYS Healthcare Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYS HEALTHCARE INC.
(Registrant)
Date: September 26, 2006

	By:	/s/ MARTIN P. GALVAN
		Name:	Martin P. Galvan
		Title:	Executive Vice President, Chief Financial Officer and Investor Relations